                                                                    EXHIBIT 10.9

                    DISTRIBUTION WAREHOUSE LEASE AGREEMENT
                          PROJECT:  TWO VALWOOD PARK
                                    ----------------

     1.   DEFINITIONS AND BASIC PROVISIONS

          A.     Date of Lease:        May 1, 1995
                                       -----    --

          B.     "Landlord":           FREMONT FUNDING (TEXAS), a Delaware
                                       corporation

          C.     Address:              c/o Paragon Group Property Services, Inc.
                                       7557 Rambler Road, Suite 1300
                                       Dallas, Texas  75231

          D.     "Tenant":             FUTRONIX CORPORATION, a Texas corporation

          E.     Address:              1430 Valwood Park, Suite 125
                                       Carrollton, Texas  75006

          F.     "Building":  The structure commonly known as Two Valwood Park
                                                              ----------------
and which is located on the tract of land (the "Land") more particularly described on Exhibit "B" attached hereto and made a part hereof for all purposes.

          G.     "Premises":  30,400 square feet of rentable area in the
                              ------
Building, irrespective of any variation resulting from construction, as outlined and hatched on the floor plan attached hereto as Exhibit "A" and made a part hereof for all purposes.

          H. "Project": The Building, the parking facilities, and other structures, improvements, landscaping, fixtures, appurtenances and other common areas now or hereafter, constructed or erected on the Land.

          I.     "Rentable area in the Project" shall be 126,800 square feet of
                                                         -------
rentable area, unless modified as provided herein.

          J.     "Tenant's Proportionate Share" shall be twenty-four percent
                                                         -----------
(24%), which is the ratio between the rentable area in the Premises and the
 --
rentable area in the Project. If the number of rentable square feet in the Premises and/or the Project changes, Tenant's Proportionate Share shall be adjusted effective as of the date of such change.

          K.     "Commencement Date":  February 15, 1996, or the date upon which
                                       -----------    --
Tenant occupies the Premises with the prior written consent of Landlord, whichever shall first occur. Upon request of either party hereto, Landlord and Tenant agree to execute and deliver a written declaration in recordable form expressing the Commencement Date hereof.
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          L.     "Term":  Commencing on the Commencement Date and ending Forty-
                                                                         ------
Two (42) months after the Commencement Date, plus any partial calendar month
- ---  --
following the Commencement Date, unless sooner terminated as provided herein.

          M.     "Base Rental":  $0 per month for the first four (4) months of
                                                            --------
the Term of this Lease; $8664.00 per month for the next thirty-eight (38) months
                         -------                        -----------------
of the Term of this Lease; each such monthly installment shall be due and payable on the first day of each calendar month, monthly in advance without demand and without setoff or deduction whatsoever.

          N.     "Prepaid Rental":  $8664.00 to be applied to the first accruing
                                     -------
monthly installments of rental.

          O.     "Security Deposit":  None
                                      ----

          P. "Permitted Use": The Premises shall be used only for the purposes of general office and sales and distribution for Tenant's wiring and
            -----------------------------------------------------------------
cable business.
- --------------

          Q. "Common Area": That part of the Project designated by landlord from time to time for the common use of all tenants, including among other facilities, sidewalks, service corridors, curbs, truckways, loading areas, private streets and alleys, lighting facilities, mechanical and electrical rooms, janitors' closets, halls, lobbies, delivery passages, drinking fountains, public toilets, parking areas, desks and other parking facilities, landscaping and other common rooms and common facilities.

          R.     "Broker":  Matt Bukin
                            ----------

          Each of the foregoing definitions and basic provisions shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this lease to any of the foregoing definitions and basic provisions shall be construed to incorporate each term set forth above under such definition or provision.

     2. GRANTING CLAUSE. In consideration of the obligations of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Premises as described above, to have and to hold such premises for the Term of the Lease, all upon the terms and conditions set forth in this Lease. If this Lease is executed before the Premises become vacant, or if any present tenant or occupant of the Premises holds over and Landlord cannot acquire possession of the Premises prior to the Commencement Date, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same and such date shall be deemed to be the Commencement Date and, Landlord hereby waives payment of rent covering any period prior to the date of such tender.

     3. BASE RENTAL. As rental for the lease and use of the Premises, Tenant will pay Landlord or Landlord's assigns, without demand and without deduction, abatement or setoff (except as otherwise expressly provided for herein in Paragraph 17 hereof and Paragraph 19 hereof), the Base Rental in the manner specified in Paragraph 1.M. hereof, in lawful money of the United States. If the Term of this Lease does not commence on the first day of a calendar month, Tenant shall pay to Landlord in advance a pro rata part of such sum as rental for such first partial month. Tenant shall not pay any installment of rental more than one (1) month in advance. All past due installments of rental or other payment specified in this Lease shall bear interest at the highest lawful rate per annum from the date due until paid. In addition, Tenant shall pay Landlord upon demand a late charge in an amount equal to five percent (5%) of any installments of rental or other payments specified herein if not paid within ten (10) days of the date when due and payable.

          If Tenant fails to timely pay two (2) consecutive installments of Base Rental, or other payment specified herein, or any combination thereof, Landlord may require Tenant to pay (in addition to any interest) Base Rental and other payments specified herein (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's personal or corporate check shall no longer constitute payment thereof. Any acceptance of Tenant's personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier's check or money order. Any amount so estimated by Landlord and paid by Tenant shall be adjusted promptly after actual figures become available and paid or credited to Landlord or Tenant, as the case may be.

     4.   ADDITIONAL RENTAL AND OPERATING EXPENSES.

          4.1 The term "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Project, determined on an accrual basis or cash method (at Landlord's option), including, without limitation the following: (1) salaries and wages of all employees engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits (including pension, retirement and fringe benefits) relating thereto; (2) cost of all supplies and materials used in the operation, maintenance and security of the Project; (3) cost of all water, power and sewage service supplied to, and all heating, lighting, air-conditioning and ventilating of the Project, with the sole exception of utility services supplied to tenants of the Project at their respective premises and directly paid for by such tenants; (4) cost of all maintenance and service agreements for the Project and the equipment therein, including, without limitation, alarm service, parking facilities, security (both on-site and off-site), janitorial service, landscaping, fire protection, sprinklers, trash removal, window cleaning and elevator maintenance; (5) cost of all insurance relating to the Project, including the cost of casualty, rental and liability insurance applicable to the Project and Landlord's personal property used in connection therewith; (6) all taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether they be levied by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of' any of the taxes, assessments or other charges herein defined (collectively, the "Taxes"); provided, however, that Operating Expenses shall not include taxes paid by tenants of the Project as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes; (7) cost of repairs and general maintenance and reasonable depreciation charges applicable to all equipment used in repairing and maintaining the Project, but specifically excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties; (8) cost of improvement items including installation thereof which are acquired primarily for the purpose of reducing Operating Expenses and/or complying with laws, ordinances or regulations of governmental authorities or agencies having jurisdiction over the Project; (9) cost of repair and maintenance of the landscaping and parking areas; and (10) reasonable management fees paid by Landlord to third parties or to management companies owned by, or management divisions of, Landlord. To the extent that any Operating Expenses are attributable to the Project and other projects of Landlord, a fair and reasonable allocation of such Operating Expenses shall be made between the Project and such other projects. Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include depreciation, interest and principal payments on mortgage and other nonoperating debts of Landlord, and leasing commissions.

          4.2 Landlord shall have the right to estimate the amount of Operating Expenses which will be incurred with respect to each calendar year during the Term of this Lease. Tenant shall pay to Landlord monthly on the first day of each calendar month during such calendar year in question, as additional rental, an amount equal to one-twelfth (1/12th) of the amount of Tenant's Proportionate Share of such estimated Operating Expenses. Until such time as an estimate of Operating Expenses with respect to any particular calendar year is delivered to Tenant, Tenant shall pay to Landlord, on the first day of January and the first day of each calendar month thereafter during such calendar year in question until such estimate is delivered to Tenant, the amount of such additional rental which shall have been payable by Tenant under this paragraph with respect to the month of December immediately preceding such calendar year. Thereafter, at such time as the estimate of Operating Expenses with respect to such calendar year is delivered to Tenant, Tenant shall pay to Landlord within ten (10) days following receipt of such estimate the amount by which (i) the product of one-twelfth (1/12th) of the amount of Tenant's Proportionate Share of such estimated Operating Expenses multiplied by the number of calendar months in such calendar year which shall have wholly or partially expired exceeds (ii) the amount of such additional rental which shall have been theretofore paid under this paragraph with respect to such calendar months. Landlord agrees to provide to Tenant a statement of the Operating Expenses incurred with respect to each calendar year on or about ninety (90) days (or as soon thereafter as reasonably possible) following the end of such respective calendar year. If Tenant's Proportionate Share of Operating Expenses actually incurred with respect to any calendar year exceeds Tenant's Proportionate Share of the estimated Operating Expenses theretofore paid by Tenant for such calendar year, then Tenant shall pay to Landlord the amount of such excess within ten (10) days following receipt of notice from Landlord setting forth Tenant's Proportionate Share of Operating Expenses for the calendar year in question; if Tenant's Proportionate Share of Operating Expenses with respect to any calendar year is less than Tenant's Proportionate Share of estimated Operating Expenses theretofore paid by Tenant for such calendar year, then Landlord shall credit the difference to Tenant against the next due installments of Tenant's Proportionate Share of estimated Operating Expenses. In no event shall Tenant ever be entitled to a credit with respect to any calendar year in excess of the additional rental payments made under this paragraph with respect to such calendar year. If the Commencement Date of this Lease is not the first day of a calendar year or the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant's Proportionate Share of Operating Expenses with respect to such calendar year shall be prorated. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

          4.3 Notwithstanding any other provision herein to the contrary, it is agreed that if the Project is not fully occupied during any calendar year, then an adjustment shall be made in computing the Operating Expenses for such calendar year so that the Operating Expenses are computed as though the Project had been fully occupied during such calendar year.

          4.4 Landlord agrees to keep books and records reflecting the Operating Expenses of the Project. Tenant, at its expense, shall have the right, within six (6) months after receiving Landlord's statement of Operating Expenses for a particular calendar year, to audit Landlord's books and records respectively relating to Operating Expenses for such calendar year; or, at Landlord's sole option, Landlord may provide such audit prepared by a certified public accountant selected by Landlord. If within such six (6) month period Tenant does not give Landlord written notice stating in reasonable detail any objection to the statement of Operating Expenses, Tenant shall be deemed to have approved such statement in all respects.

          4.5 Should Tenant desire any additional services beyond those which Landlord is expressly obligated to provide pursuant to this Lease or should Tenant desire rendition of any of such services outside the normal times of Landlord for providing such service, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord such charges as may be agreed on between Landlord and Tenant, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided.

      5.  TAXES.

          5.1 Tenant shall be liable for the timely payment of all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Premises; provided, however, that Tenant shall have the right to in good faith initiate appropriate proceedings contest or protest any such taxes, and in connection therewith Tenant may withhold payment thereof pending the resolution of proceedings to determine any such protest so long as no lien on any portion of the Project or liability on the part of Landlord arises by virtue of Tenant's failure to pay any taxes levied or assessed. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

          5.2 If at any time during the Term of this Lease a tax or excise on rental, a sales tax or other tax however described (except any inheritance, estate, gift, income or excess profit tax imposed upon Landlord) is levied or assessed against Landlord by any taxing authority having jurisdiction on account of Landlord's interest in this Lease, or the rentals or other charges payable hereunder, as a substitute in whole or in part for, or in addition to, the taxes described elsewhere in this paragraph, Tenant shall pay to Landlord as additional rental upon demand the amount of such tax or excise. In the event that any such tax or excise is levied or assessed directly against Tenant, Tenant shall pay the same at such times and in such manner as such taxing authority shall require.

     6. PREPAID RENTAL AND SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the sum stated in Paragraph 1.N. hereof to be applied to the first accruing monthly installments of rental. Landlord further acknowledges receipt from Tenant of a Security Deposit in the amount stated in Paragraph 1.0. hereof to be held by Landlord, without obligation for interest, as security for Tenant's performance hereunder, it being expressly understood that the Security Deposit is not an advance rental deposit or measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any default hereunder by Tenant, Landlord may, without prejudice to any other remedy provided herein or by law, use the Security Deposit to pay any arrears in rent and any other damage, injury, expense (including legal expenses) or liability caused by such default. If any or all of such Security Deposit is so used, Tenant agrees promptly following demand by Landlord to restore such Security Deposit. If Tenant is not then in default hereunder, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease less the cost of restoring the Premises to its original condition, normal wear and tear excluded. If Landlord sells or transfers the Premises, or a substantial part thereof, Landlord shall have the right to transfer such Security Deposit to the transferee, and Landlord shall be thereupon released from all liability for return of such Security Deposit, and Tenant shall look solely to such transferee for the return and thereof.

     7. ACCEPTANCE OF PREMISES. Taking possession of the Premises by Tenant shall be conclusive evidence that Tenant: (a) accepts the Premises as suitable for the purposes for which they are leased; (b) accepts the Building and every part and appurtenance thereof as being in a good and satisfactory condition; and
(c) waives any defects (other than latent defects in equipment servicing or directly affecting the occupancy of the Premises, except such equipment which is installed by Tenant or by others at Tenant's direction or request) in the Premises or the Building, except for the completion of those items, if any, on Landlord's punch list or any defects as to which Tenant has given Landlord written notice specifying the nature and extent thereof within one hundred eighty (180) from the date of the commencement of the term of this Lease; provided, however, that the foregoing waiver of defects by Tenant shall not limit or waive any maintenance and/or repair obligation of Landlord imposed by the terms of this Lease. By taking possession of the Premises, Tenant, to the full extent permitted by law, waives any and all implied warranties currently existing or hereinafter created, relating to the condition of the Premises, including, without limitation, any warranty of suitability or fitness for a particular purpose. Landlord shall not be liable, except for gross negligence or willful misconduct, to Tenant or any of its agents, employees, licensees, servants, or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Project or its mechanical system and equipment which may exist or occur, and Tenant, for itself and its agents, employees, licensees, servants, and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Project.

     8. USE OF PREMISES. The Premises shall be used and occupied only for the permitted use stated in Paragraph 1.P. hereof and not otherwise. Notwithstanding the foregoing, without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, or highly inflammable or hazardous. Tenant will conduct its business and control its agents in such a manner that such use of the Premises will not create any nuisance or interfere with, annoy or disturb other tenants of the Project, if any there are. Tenant shall, at its own expense, obtain any and all governmental licenses and permits necessary for its use.

     9.   REPAIR AND MAINTENANCE.

          9.1 Landlord shall maintain and make necessary repairs of damage to the roof, foundation, and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass, and all doors). Tenant shall give immediate written notice to Landlord of the need for maintenance, repairs or corrections. In addition, Landlord shall maintain landscaping and parking areas. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises except as expressly set forth in this section. In addition to the provisions of Paragraph 4 above, it is expressly understood that Tenant shall pay for any damage to the roof, foundation or to the structural soundness of exterior walls, which is caused by the act of Tenant, or of Tenant's employees, agents or invitees, or which is caused by Tenant's default hereunder.

          9.2 Tenant shall, at its own risk and expense, maintain all other parts of the Premises in good repair and condition (including all necessary replacements), including, but not limited to, all fixtures installed by Tenant, walls, carpeting and other floor covering, plumbing (other than underground plumbing leaks caused by other tenants or plumbing problems that are caused by soil conditions), windows, window glass, plate glass, doors, heating system, air conditioning system, fire protection sprinkler system (if any), downspouts, dock bumpers and other electrical, mechanical, and electromotive installation, equipment, and fixtures and also including trash removal, all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under, and above the Premises. Tenant shall take good care of all leasehold improvements and its fixtures, and suffer no waste. Tenant shall be responsible for all pest control and extermination. Should Tenant neglect to keep and maintain the Premises, then Landlord shall have the right, but not the obligation, to have the work done and any reasonable costs therefor shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due and shall bear interest thereon at the maximum rate allowable from the date of demand until paid. At the termination of this Lease, Tenant shall deliver the Premises "broom clean" in the same good order and condition as existed at the Commencement Date ordinary wear and tear excepted.

     Throughout the Term of the Lease, except as specifically otherwise hereinafter provided, Tenant shall contract with a qualified and properly insured heating, ventilation, and air conditioning ("HVAC") HVAC contractor to have the HVAC units for the Premises serviced at a minimum of once every six (6) months. Such service shall include, but not be limited to, cleaning of the coil and condenser units on each unit; checking the electrical connections, the oil and refrigerant for leaks, the safety device, the blower belt for wear, tension and alignment, the expansion valve, coil temperature, and condensate drain; and maintaining the lubrication and addition of Freon. Unless Tenant is excused from doing so by virtue of the exception set forth in the last sentence of this paragraph, Tenant shall secure, at its sole cost and expense, and shall provide Landlord with a copy of the service contract, providing for the maintenance as described in this paragraph above, within sixty (60) days following the Commencement Date of this Lease, and thereafter, Tenant shall renew the service contract and provide a copy of the renewal service contract to Landlord prior to expiration of the then existing service contract. Landlord acknowledges that Tenant may use its maintenance staff to perform the services required herein, provided that a verifiable record of such service is kept by Tenant. Upon Tenant's request, Landlord shall grant to Tenant the right to invoke Landlord's rights, if any, under any HVAC unit manufacturer's or vendor's service warranty in respect of any HVAC unit within the Premises then in force in favor of Landlord, and Tenant may utilize the services rendered by such manufacturer or vendor in fulfilling Tenant's obligations under this paragraph and, notwithstanding the provisions of the first sentence of this paragraph, Tenant shall not be required to contract with an HVAC contractor during any period of time in which an HVAC unit manufacturer or vendor is providing the required service specified in the foregoing provisions of this paragraph.

          9.3 Tenant agrees it shall not locate or install or cause to be located or installed on the sidewalk and service area (if any) immediately adjoining the Premises any bike racks, newspaper holder stands, vending machines of any kind, mailboxes, telephone booths, mobile homes, fences, or any other device of a similar nature which would impede or obstruct the sidewalks and service area. Tenant further agrees to keep said sidewalk and service area swept and free from trash, rubbish, garbage and other refuse, and additionally to maintain in a neat and clean condition that area to the rear of the Premises designated as the garbage or refuse collection area for the use of Tenant.

     10.  ALTERATIONS, ADDITIONS. AND IMPROVEMENTS.

          10.1 Tenant shall not create any openings in the roof or exterior walls, or make any alterations, additions, or improvements to the Premises or install any structures or equipment on the roof of the Building or any portion of the Common Area of the Project without the prior written constant of Landlord. Tenant expressly agrees to indemnify Landlord for any and all damages resulting from or caused by Tenant penetrating the roof or exterior walls of the Premises. Tenant shall have the right to erect or install shelves, bins and machinery, provided that Tenant complies with all applicable governmental laws, ordinances, and regulations. Tenant shall have the right to remove at the termination of this Lease, such items so installed by Tenant, provided Tenant is not then in default; however, Tenant shall, prior to the termination of this Lease, repair any damage caused by such removal and, if requested by Landlord, offer Landlord (prior to such removal) sufficient security to insure Landlord that the proper repairs will be made. All alterations, additions or improvements made by Tenant (including, without limitation, heating and air conditioning systems, offices and improvements in and pertaining to such offices, partitions, floor coverings, etc.), together with such other property as Tenant leaves in or on the Premises at the termination of this Lease, shall become the property of Landlord at the termination of this Lease; however, Tenant shall promptly remove, if Landlord so elects, any or all alterations, additions, and improvements specified by Landlord, and any other property placed in the Premises by Tenant, and Tenant shall repair any damage caused by such removal. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

          10.2 Landlord retains the exclusive right to make additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible.

     11.  SIGNS. Tenant shall not, without Landlord's prior written consent
(a) install, alter or replace any exterior lighting, decorations, paintings, awnings, canopies or the like, or (b) erect, install, alter or replace any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, lettering, placards, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord for the Project from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance, which shall not be unreasonably withheld if the requested signage, lettering, or other form of decoration is consistent with the standards customarily observed for high quality first class industrial park projects. Tenant shall be solely responsible for all costs associated with the installation and maintenance of such signs. All signs are subject to applicable laws and deed restrictions and shall conform to any national, local or municipal ordinance or regulation. All signs shall be kept in good condition and in proper operating order at all times. At Landlord's option and request, Tenant shall remove all signs at the termination of this Lease, and shall repair any damage and close any holes caused by such removal, with such repairs to be made in good workmanlike manner. Tenant shall not erect any signs on the roof or paint or otherwise deface the exterior walls of the Building.

     12.  INSURANCE.

          12.1 Tenant shall not permit the Premises to be used in any way which would, be extra hazardous (on account of fire or otherwise) or in any way increase the cost of or render void any insurance coverage in place with respect to the Building or any contents in the Building belonging to other tenants in the Building. Tenant warrants to Landlord that the insurance questionnaire (filled out by Tenant, signed and presented to Landlord prior to the execution of this Lease) accurately reflects Tenant's original intended use of the Premises, and that the minimum insurance coverage shall be obtained by Tenant and in force as of the Commencement Date of the Lease. The insurance questionnaire is made a part of this Lease by reference as though fully copied and recorded herein. If, at any time during the Term of this Lease, the State Board of Insurance or other insurance authority, or any insurer disallows any of Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's insurance premiums because of Tenant's original or subsequent placement or use of storage racks or bins, method of storage or nature of Tenant's inventory or any other act of Tenant, Tenant agrees to pay as additional rental the increase in Landlord's insurance premiums. If an increase in the fire and extended coverage premium paid by Landlord for the Building is caused by hazards arising from the nature of Tenant's use or occupancy of the Premises, or if Tenant wrongfully vacates the Premises and causes an increase, then Tenant shall pay as additional rental the amount of such increase to Landlord.

          12.2 Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord's mortgagees shall require. Payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their respective interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance, issued by and binding upon a company approved by Landlord, on all of its personal property, including removable trade fixtures, located in the Premises. Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Subsection 12.2 and Subsection 12.3, and Tenant shall obtain the agreement of Tenant's insurers to notify Landlord of any material change in coverage or change in insurance company or that a policy is due to expire at least thirty (30) days prior to such expiration.

          12.3 Tenant shall maintain, at its expense, a policy or policies of commercial general liability insurance with respect to the respective activities of each of Tenant, its employees, contractors, licensees, and invitees in the Building with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Lessee may maintain such insurance in the form of a blanket policy with an insurance company authorized to do business in the state of Texas. Tenant's liability insurance shall name Landlord as an additional insured. Landlord shall not be required to maintain insurance against thefts within the Premises or the Building.

          12.4 Except as otherwise provided herein, any insurance which may be carried by Landlord or Tenant against any loss or damage to the Building and other improvements situated on the Project or in the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     13. WAIVER OF SUBROGATION. Notwithstanding any provision in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is or would be insured against under the terms of the property insurance policies carried or required to be carried under the terms of this Lease by the respective parties hereto, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and Landlord and Tenant each covenants that no insurer shall hold any right of subrogation against such other party (and all such insurance policies shall be amended or endorsed to reflect such waiver of subrogation). This waiver of subrogation provision shall be effective to the full extent, but only to the extent that it does not impair the effectiveness of insurance policies of Landlord and Tenant.

     14.  LANDLORD'S RIGHT OF ENTRY.

          14.1 Landlord and its authorized agents shall have the right to enter the Premises during normal working hours for the following purposes: (a) inspecting the general conditions and state of repair of the Premises, (b) making of repairs required or authorized herein, (c) showing the Premises to any current or prospective purchaser, tenant, mortgagee or any other party, (d) or for any other reasonable purpose. During the final 180-day period of the Term of this Lease, Landlord and its authorized agents shall have the right to erect on or about the Premises a customary sign advertising the property for lease or for sale. Furthermore, in the event of any emergency (defined to be any situation in which Landlord reasonably perceives imminent danger or injury to person and/or damage or loss of property), Landlord and its authorized agents shall have the right to enter the Premises at any time without notice.

          14.2 In any circumstance where Landlord is permitted to enter upon the Premises during the Term of this Lease, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go upon the Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of Tenant's obligations hereunder or grant Tenant any right of setoff or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction; all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Premises that may be required or utilized in connection with such entry by Landlord.

     15.  UTILITY SERVICES.

          15.1 Landlord shall provide, at the beginning of this Lease, the normal and customary utility connections into the Premises. Tenant shall pay the cost of all initial utility connection charges and all utility usage charges for utilities that are separately metered with respect to the Premises, including, but not limited to, all charges for telephone, gas, water and electricity used on the Premises. Tenant shall also pay for replacement of all electric light lamps, bulbs or tubes. Landlord shall have the right at any time and from time to time during the Term of this Lease to install equipment within the Premises for the purpose of measuring Tenant's electrical usage therein.

          15.2 No interruption or malfunction of any of such services shall constitute an eviction or disturbance of Tenant's use and possession of the Premises or the Building or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rental) or grant Tenant any right of setoff or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence during normal business hours to restore such service or cause same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption was not caused in whole or in part by Tenant's fault. Tenant expressly agrees to notify any utility service requesting or requiring such notice of Tenant's intention to vacate the Premises. This notice requirement shall be in addition to any other notice requirement specified herein.

     16. ASSIGNMENT AND SUBLEASING. Tenant may not, without the prior written consent of the Landlord, assign this Lease (or permit any assignment of this Lease by operation of law) or sublet the Premises or any portion thereof or mortgage, pledge or hypothecate its leasehold interest or grant any license within the Premises, and any attempt to do any of the foregoing without the prior written consent of Landlord shall be void and no effect. In any case where Landlord consents to an assignment, sublease, mortgage, pledge or hypothecation of the leasehold, the undersigned Tenant will nevertheless remain directly and primarily liable for the performance of all covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay all rental and other sums provided to be paid), and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant and/or any assignee, subtenant or other transferee without demand upon or proceeding in any way against any other person. The acceptance of an assignment or subletting of the Premises by any assignee or subtenant shall be construed as a promise on the part of such assignee or subtenant to be bound by and perform all of the terms, conditions and covenants by which Tenant herein is bound. Landlord shall have the option, upon receipt from tenant of written request for Landlord's consent to subletting or assignment, to cancel this Lease as to the portion of the Premises in question as of the date the requested Subletting or assignment is to be effective. The option shall be exercised, if at all, within fifteen (15) days following Landlord's receipt of written notice by delivery to Tenant of written notice of Landlord's intention to exercise the option. No such assignment or subletting shall be construed to constitute a novation or to waive the requirement for obtaining consent to any subsequent assignment or subletting. In the event of default by Tenant after this Lease has been assigned or while the Premises are sublet, Landlord, in addition to any other remedies provided herein (or provided by law), may at Landlord's option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or subletting, and Landlord may apply such rent against any sums due to Landlord by Tenant hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant from Tenant's primary responsibility under the Lease (as aforesaid) and from the further performance of Tenant's obligations hereunder. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided, and subsequently any rental or other sums received by Tenant under any such sublease are in excess of the rent and other sums payable by Tenant under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, either (1) declare such excess rental under any sublease or such additional consideration for an assignment to be due and payable by Tenant to Landlord as additional rent hereunder, or (2) elect to cancel this Lease as provided in the immediately preceding paragraph with respect to any proposed assignment or subletting.

     Landlord agrees that Landlord shall consent to any request by Futronix Corporation to assign this Lease or sublet the Premises to any corporation which is a parent or subsidiary corporation of Futronix Corporation, provided that Landlord is furnished with evidence reasonably satisfactory to Landlord that the proposed assignee or sublessee is a corporation which is a parent or subsidiary corporation of Futronix Corporation. Also, Landlord agrees that Landlord shall not unreasonably withhold Landlord's consent to any request by Futronix Corporation to assign this Lease or sublet the Premises to any partnership or other type of entity which is controlled by Futronix Corporation, provided that Landlord is furnished with evidence reasonably satisfactory to Landlord that the proposed assignee or sublessee is a partnership or other type of entity which is controlled by Futronix Corporation.

     Landlord shall have the right to transfer, assign, mortgage, convey and sublease all or any part of the Premises and this Lease, and nothing contained in this Lease shall be construed as a restriction upon Landlord's right to do any of the foregoing. If Landlord transfers this Lease, either specifically or by virtue of a transfer of all or any part of the Premises, then Landlord shall thereby be released from all obligations arising hereunder after such transfer, and Tenant agrees to look solely to such assignee for performance of such obligations.

     17.  FIRE AND CASUALTY DAMAGE.

          17.1 If the Building or the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

          17.2 If at any time during the Term of this Lease, the Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty, then Landlord shall have the election to terminate this Lease or to repair and reconstruct the Premises and the Building to substantially the same condition in which they existed immediately prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been installed by Tenant or other tenants within the Building.

          17.3 In the event Landlord elects to repair and restore the Premises, then in the event that the Premises are damaged or destroyed by fire or other casualty, or a portion of the Building is damaged or destroyed by fire or other casualty so as to materially impair the use and occupancy by Tenant of the Premises, then Landlord shall be obligated to provide written notice (the "Restoration Notice") to Tenant within sixty (60) days of such event of casualty stating a good faith estimate, certified by an independent architect, of the period of time (the "Stated Restoration Period") which shall be required for the repair and restoration of the Premises and/or the Building. Tenant shall have the right, at its election, to terminate the Lease if either (i) the Stated Restoration Period shall be in excess of two hundred ten (210) days following the event of casualty and Tenant terminates this Lease with written notice thereof to Landlord within ten (10) days following delivery of the Restoration Notice, or (ii) Landlord shall fail to substantially complete the repair and restoration of the Premises or the Building within the Stated Restoration Period (subject to delays arising from shortages of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control) and Tenant delivers written notice of such termination to Landlord within ten (10) days following the expiration of the restoration deadline.

          17.4 In any of the aforesaid circumstances, rental shall abate proportionately during the period and to the extent that the Premises are unfit for use by Tenant in the ordinary conduct of Tenant's business. If Landlord has elected to repair and restore the Premises, this Lease shall continue in full force and effect. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant the prepaid rental (unaccrued as of the date of damage or destruction) less any sum then owing Landlord by Tenant. If Landlord has elected to repair and reconstruct the Premises, then the Term of this Lease shall be extended by a period of time equal to the period of such repair and reconstruction. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance under its control, and it is understood that Landlord shall in no event be obligated to carry insurance on Tenant's contents.

     18. HOLD HARMLESS. Landlord shall not be liable to Tenant or Tenant's employees, agents or invitees or to any other person whomsoever, for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its employees, invitees, licensees or agents or caused by the Building or the Premises becoming out of repair, and Tenant agrees to defend and indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of any such damage or injury, including but not limited to, court costs and reasonable attorneys' fees. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

     19.  CONDEMNATION.

          19.1 If, during the Term of this Lease or any extension or renewal thereof, all or substantially all of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired term of this Lease, effective as of the date of taking of the Premises by the condemning authority.

          19.2 If less than substantially all of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall not terminate but Landlord may, at Landlord's sole option, forthwith, at its sole cost and expense, repair or modify the Building and the Premises, provided such repairs or modifications shall make the Premises reasonably tenantable and suitable for the uses for which they are leased as described herein. If, at Landlord's option, the Building and the Premises are to be repaired or modified, and the Premises are untenantable in whole or in part following such taking or sale, the rent payable hereunder during the period in which they are untenantable shall be adjusted equitably. In the event that Landlord chooses not to make such repairs or modifications, this Lease shall terminate, the rent shall be abated for the unexpired term of this Lease and all rights and obligations relating to the unexpired term of this Lease shall cease. Tenant shall have claim to any portion of the condemnation award.

     20. HOLDING OVER. If Tenant should remain in possession of the Premises after the expiration of the Term of this Lease, without the execution by Landlord and Tenant of a new lease or an extension of this Lease, then Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of one hundred fifty percent (150%) of the per day rental provided for the last month of the Term of this Lease, computed on the basis of a thirty (30) day month.
The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over. If any property not belonging to Landlord remains at the Premises after the expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant. Tenant agrees to indemnify and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with or incident to any removal, exercise or dominion over and/or disposition of such property by Landlord.

     21.  DEFAULTS.

          21.1 Each of the following acts or omissions of Tenant or occurrences shall constitute an "Event of Default":

                      (1) Failure or refusal by Tenant to timely pay rental or other payments hereunder.

                      (2) Failure to perform or observe any covenant or condition of this Lease by Tenant to be performed or observed, other than the payment of rental or other payments hereunder, upon the expiration of a period of ten (10) days following written notice to Tenant of such failure.

                      (3) Abandonment or vacating of the Premises or any significant portion thereof without giving Landlord at least thirty (30) days' prior written notice and/or Tenant's failure to continue to do business in the Premises without giving Landlord at least thirty (30) days' prior written notice.

                      (4) The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors or composition, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant.

          21.2 This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord's option, in addition to all other rights and remedies given hereunder or by law or equity, do any one (1) or more of the following:

                      (1) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord.

                      (2) Enter upon and take possession of the Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease.

                      (3) Alter locks and other security devices at the Premises.

          21.3 Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

          21.4 In the event that Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to

Landlord the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), less the then present value of the fair rental value of the Premises for such period, the undersigned parties hereby stipulating that such fair rental value shall in no event be deemed to exceed sixty percent (60%) of the then present value of the rental reserved for such period.

          In the event that Landlord elects to terminate the Lease by reason of an Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Paragraph 21.4, Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate the Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 21.6 hereof). Actions to collect amounts due by Tenant provided for in this paragraph of this Paragraph 21.4 may be brought from time to time by Landlord during the aforesaid period, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

          21.5 In the event that Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 21.6 hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Paragraph 21.5 may be brought from time to time, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of the Term of this Lease.

          21.6 In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord in addition to any sum provided to be paid above: (i) broker's fees incurred by Landlord in connection with reletting the whole or in part of the Premises, (ii) the cost of removing and storing Tenant's or other occupant's property, (iii) the cost of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and (iv) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees. Past due rental and other past due payments shall bear interest from maturity at the highest lawful rate per annum until paid.

          21.7 In the event of termination or repossession of the Premises for an Event of Default, Landlord shall not have any obligation to relet or attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; but Landlord shall have the option to relet or attempt to relet; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose. Tenant hereby waives, to the full extent permitted by law, any obligation of Landlord to mitigate damages to Landlord caused by an Event of Default by Tenant hereunder and/or to relet or attempt to relet the Premises after an Event of Default by Tenant.

          21.8 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

          21.9 In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of Unless and such notice, due diligence) in which to cure any such default. until Landlord fails to so cure any default after Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord's possession of the Building and not thereafter. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

          21.10 The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and in the Land, and neither Landlord, nor any party comprising Landlord, shall be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

          21.11 No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any subsequent default or breach of the same or of any other term! condition, or covenant contained herein. No receipt of money by Landlord from Tenant after the expiration of the Term of this Lease, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

          21.12 The term "Landlord" shall mean only the owner, for the time being, of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner's ownership.

     22. LANDLORD'S LIEN. In addition to the statutory landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rental as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an Event of Default as set forth in Paragraph 21 hereof by Tenant, Landlord may, to the extent permitted by law and in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Premises, without liability for trespass or conversion, and sell the same as public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or Landlord's assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least ten (10) days before the time of sale. Any sale made pursuant to the provisions of this Paragraph 22 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises or where the property is located after the time, place and method of sale and a general description of the types of property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the County in which the Building is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees) shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph 22. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith. Upon request of Landlord, Tenant agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest, or Landlord may file this Lease or a copy of this Lease as a financing statement. Notwithstanding any term or provision of this Paragraph 22 to the contrary, Landlord agrees that Landlord's lien and/or security interest under this Paragraph 22 shall be subordinate and inferior to any lien and/or security interest securing the payment and performance of any prior, present or future indebtedness and/or any other obligations on the part of Futronix Corporation to Southwest Bank of Texas.

     23. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien hereafter placed upon the Premises or upon the Building or any part thereof [provided that Landlord or its mortgagee delivers to Tenant a non-disturbance agreement pursuant to which
(A) Tenant shall agree that (1) the Lease is subordinate to the deed of trust and all modifications, renewals, and extensions of the deed of trust and the indebtedness secured thereby, (2) Tenant shall attorn to the purchaser at any foreclosure sale under the deed of trust, (3) the mortgagee shall have no obligations nor incur any liability under the Lease beyond such mortgagee's equity in the Project, and (4) Tenant shall not terminate the Lease until it has given written notice of Landlord's default to such mortgagee and the default has not been cured within thirty days thereafter, and (B) the mortgagee shall agree that (1) the Lease shall not be terminated in any foreclosure pursuant to the deed of trust, and (2) the purchaser at foreclosure sale shall take title to the Project subject to the terms of this Lease and Tenant's occupancy shall not be disturbed except in accordance with the terms of this Lease], and to any renewals, modifications, extensions and refinancings thereof, which might now or hereafter constitute a lien upon the Building or any part thereof, and to zoning ordinances and other building and fire ordinances and governmental regulations regulating relating to the use of the Premises; but Tenant agrees that any such ground lessor, mortgagee and/or beneficiary of any deed of trust or other lien ("Landlord's Mortgagee") and/or Landlord shall have the right at any time to subordinate such ground lease, mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such Landlord's Mortgagee may deem appropriate in its discretion. Upon demand, Tenant agrees to execute such further instruments subordinating this Lease, as Landlord may request, and such nondisturbance and attornment agreements, as any such Landlord's Mortgagee shall request, in form reasonably satisfactory to Landlord's Mortgagee. Upon foreclosure of the Building or upon acceptance of a deed in lieu of such foreclosure, Tenant hereby agrees to attorn to the new owner of such property after such foreclosure or acceptance of a deed in lieu of foreclosure, if so requested by such new owner or the Building.

     24.  COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

          24.1 Tenant, at Tenant's own expense, (a) shall comply with all federal, state, municipal, fire underwriting and other laws, ordinances, orders, rules and regulations applicable to the Premises and the business conducted therein by Tenant, (b) shall not engage in any activity which would cause Landlord's fire and extended coverage insurance to be canceled or the rate therefor to be increased (or, at Landlord's option, Tenant shall pay any such increase to Landlord immediately upon demand as additional rental in the event of such rate increase by reason of such activity), (c) shall not commit, and shall cause Tenant's agents, employees and invitees not to commit, any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, damage Landlord's goodwill or reputation, or tend to injure or depreciate the Building, (d) shall not commit or permit waste in the Premises or the Building, (e) shall not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior written approval, and (f) shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use specified in Paragraph 1.P. hereof. If a controversy arises concerning Tenant's compliance with any federal, state, municipal or other laws, ordinances, orders, rules or regulations applicable to the Premises and the business conducted therein by Tenant, Landlord may retain consultants of recognized standing to investigate Tenant's compliance. If it is determined that Tenant has not complied as required, Tenant shall reimburse Landlord on demand for all consulting and other costs incurred by Landlord in such investigation. Landlord shall cause the Building in shell form, its exterior, and the parking lot to comply with the applicable requirements of the Americans With Disabilities Act in effect on the Commencement Date. Tenant shall be entitled to the use of ten (10) designated parking spaces during the term of this lease.

          24.2 Tenant, and Tenant's agents, employees and invitees shall comply fully with all requirements of the rules and regulations of the Building which are attached hereto as Exhibit C and made a part hereof. Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed advisable for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein, all of which rules and regulations, changes and amendments shall be forwarded to Tenant and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, agents and invitees of Tenant. Landlord hereby reserves the right to designate, or otherwise control the allocation of, parking spaces for the Premises. All changes and amendments in the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. No outside storage or accumulation of supplies, inventory, building materials or debris shall be permitted without prior written consent from the Landlord; provided, however, that Tenant may store supplies and inventory within the fenced storage area to be depicted in the Plans (as defined in Exhibit D to this Lease). Tenant expressly agrees to comply with and conform to all restrictive covenants of record or subsequently filed of record affecting the Premises.

     25. NOTICES. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand (including Federal Express, Express Mail, United Parcel Service, DHL Express or commercially recognized messenger and express mail service, provided that a receipt is secured for any such hand delivery by any service other than Federal Express, Express Mail, United Parcel Service, or DHL Express) or sent by United States Mail, registered or certified, return receipt requested, postage prepaid, if for Landlord, to the Building office and at the address specified in Paragraph 1.C. hereof, or if for Tenant, to the Premises or, if prior to the Commencement Date, at the address specified in Paragraph 1.E. hereof, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given when delivered (if delivered by hand) or, whether actually received or not, when postmarked (if sent by mail). If the term "Tenant" as used in this Lease refers to more than one (1) person and/or entity, any notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant.

     26. FINANCIAL STATEMENTS. Tenant shall, upon request by Landlord (but not more often than once per annum), provide current certified financial statements to Landlord during the

Term of this Lease. Such financial statements shall be compiled using generally accepted accounting principles. Any financial statement so furnished to Landlord shall be held by Landlord in confidence and shall not be disclosed by Landlord to third parties other than Landlord's management company and attorneys, accountants, and other professionals retained by Landlord and/or Landlord's management company, and prospective or actual mortgagees and/or purchasers of the Project.

     27. SPRINKLERS. If there now is or shall be installed in the Building a sprinkler system, and such system or any of its components shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at Tenant's own expense; and if the Board of Fire Underwriters or any bureau, department or official of the state or local government require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures or other contents of the Premises, or for any other reason, or if any such changes, modifications alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by the Board of Fire Underwriters, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

     28.  INTENTIONALLY DELETED.

     29. COMMON AREA. The Common Area, as defined in Paragraph 1.Q. hereof, shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord in Landlord's discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, to construct additional stories on the Building and to place, construct or erect other improvements on any part of the Land without the consent of Tenant. Tenant, and Tenant's employees and invitees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable and non-discriminatory rules and regulations governing use as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

     30. BROKERAGE. Landlord and Tenant each represents and warrants to the other that it has dealt with no other broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Broker specified in Paragraph 1.R. hereof, and each party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction. The provisions of this Paragraph 30 shall survive the termination of this Lease.

     31. HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances;
(iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, and if so brought thereon, then the same shall be immediately removed with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises for the purpose of ensuring compliance with all Environmental Laws. If Tenant so contaminates the Premises, then Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Tenant's failure to comply with this Paragraph 31 and/or the presence of Hazardous Substances in or on the Premises. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

     32. THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises, the Building or the Common Area.

     33. ESTOPPEL CERTIFICATE. Tenant agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord a statement in recordable form certifying (i) that the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as so modified), (ii) the dates to which rental and other charges payable under this Lease have been paid, and (iii) that Landlord is not in default hereunder (or, if Landlord is in default, specifying the nature of such default). Tenant further agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord an instrument in recordable form acknowledging Tenant's receipt of any notice of assignment of this Lease by Landlord.

     34.  BANKRUPTCY AND INSOLVENCY.

          34.1 In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or, otherwise, such election and assignment may be made only if the provisions of paragraph 34.2 and 34.4 are satisfied as if the election to assume were made in a case filed under Chapter 11 of the Bankruptcy Code. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within ninety (90) days after the filing of such petition or such additional time as provided by the court within such 90-day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease upon the election of Landlord shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

          34.2 In the event that Tenant shall become a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease in whole within one hundred twenty (120) days from the date of the filing of the petition under Chapter 11 or the transfer thereto or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. In the event that Tenant, Tenant's trustee or the debtor-in-possession has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions have been satisfied:

                 (a) Tenant's trustee or the debtor-in-possession has cured all defaults under this lease, or has provided Landlord with Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

                 (b) Tenant's trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with Assurance that within ten
(10) days from the date of such assumption, it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

                 (c) Tenant's trustee or the debtor-in-possession has provided Landlord with Assurance of the future performance of each of the obligations of Tenant, Tenant's trustee or the debtor-in-possession under this Lease, and, Tenant's trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to three (3) installments of Base Rental (at the rate then payable) which shall be applied to installments of Base Rental in the inverse order in which such installments shall become due, provided all the terms and provisions of this Lease shall have been complied with, and (ii) pay in advance to Landlord on the date each installment of Base Rental is payable a pro rata share of Tenant's annual obligations for additional rent and other sums pursuant to this Lease, such that Landlord shall hold funds sufficient to satisfy all such obligations as they become due. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this paragraph shall continue with respect to Tenant or any assignee of this Lease after completion of bankruptcy proceedings.

                 (d) The assumption of this Lease will not breach or cause a default under any provision of any other lease, mortgage, financing arrangement or other agreement by which Landlord is bound .

For purposes of this paragraph 34, Landlord and Tenant acknowledge that "Assurance" shall mean no less than: Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and (x) there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating, sufficient cash payable to Landlord, and/or (y) Tenant's trustee or the debtor-in-possession shall have granted a valid and perfected first lien and security interest in, and/or mortgage on, the property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, within the time periods set forth above.

          34.3 In the event that this Lease is assumed in accordance with paragraph 34.2 and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of election to so terminate within thirty (30) days after the occurrence of any such event.

          34.4 If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of paragraphs 34.1 or 34.2 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee (the "Assignee") has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein "adequate assurance of future performance" shall mean no less than that each of the following conditions has been satisfied:
                 (a) The Assignee has furnished Landlord with either (i)(A) a copy of a credit rating of Assignee which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease, and (B) a current financial statement of Assignee audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease, or (ii) a guarantee or guarantees, in form and substance satisfactory to Landlord, from one or more persons with a credit rating and net worth which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease.

                 (b) Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

                 (c) The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the Assignee) under this Lease.

          34.5 When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonably use and occupancy charges for the use of the Premises, such charges shall not be less than the Base Rental, additional rent and other sums payable by Tenant under this Lease.

          34.6 Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any Trustee, receiver, assignee for the benefit creditors, or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

          34.7 Tenant expressly waives any right it might have to offset rentals or to terminate this Lease upon the bankruptcy of Landlord .

     35.  MISCELLANEOUS.

          35.1 QUIET ENJOYMENT. Tenant, upon payment of the rent and performance of the covenants herein contained, shall quietly have, hold and enjoy the Premises subject to the terms and provisions of this Lease.

          35.2 LIENS BY TENANT. In no event shall Tenant have the right to create or permit there to be established any lien or encumbrance of any nature against the Premises or the Building for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Any mechanic's lien filed against the Premises or the Building for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant within ten (10) days after the filing of the lien.

          35.3 ATTORNEYS' FEES. If, on account of any breach or default by Tenant or Landlord of its obligations to Landlord under the terms, conditions and covenants of this Lease, it shall become necessary for either party to employ an attorney to enforce or defend any of its rights or remedies hereunder, then the prevailing party in any litigation between Landlord and Tenant shall be entitled to reasonable attorneys' fees, court costs and related expenses incurred therein, as part of the judgement awarded to such prevailing party.

          35.4 FORCE MAJEURE. Whenever a period of time is herein described for the taking of action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause not reasonably within the control of Landlord and which Landlord, by the exercise of due diligence, is unable, wholly or in part, to prevent or overcome.

          35.5 INDEPENDENT OBLIGATIONS OF TENANT. The obligation of Tenant to pay all rental and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rental and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly herein set forth.

          35.6 TIME IS OF ESSENCE. In all instances where Tenant or Landlord is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

          35.7 RECORDATION. This Lease shall not be recorded by either party without the consent of the other.

          35.8 APPLICABLE LAW AND VENUE. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable in the county in which the Building is located and in the county in which Landlord's principal business office is located. The laws of the State in which the Building is located shall govern the interpretation, validity, performance and enforcement of this Lease.

          35.9 JOINT AND SEVERAL LIABILITY. If Tenant is composed of more than one (1) person or entity, each person and/or entity comprising Tenant shall be jointly and severally liable for the performance of the obligations of Tenant under this Lease, including specifically, without limitation, the payment of rental and all other sums payable hereunder.

          35.10 SUBMISSION OF LEASE NOT AN OFFER. Submission of this Lease for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Premises or any other premises in the Building. This Lease shall become effective only upon execution and delivery by both Landlord and Tenant.

          35.11 AUTHORITY TO DO BUSINESS. Tenant warrants that Tenant is, and shall remain throughout the Term of this Lease, authorized to do business and in good standing in the State in which the Building is located. Tenant agrees, upon request by Landlord, to furnish Landlord satisfactory evidence of Tenant's authority for entering into this Lease.

          35.12 RELATIONSHIP OR PARTIES. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being unders tood and agreed that neither the method of the computation of rental, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

          35.13 USE OF LANGUAGE. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires. The captions or headings of paragraphs in this Lease are inserted for convenience only, and shall not be considered in construing the provisions hereof, if any question of intent should arise.

          35.14 SUCCESSORS. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment, subletting and other transfer by Tenant. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including, but not limited to, any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's attorney or agent .

          35.15 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

     36. ENTIRE AGREEMENT. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease with the specific references to written extrinsic documents, is the entire agreement of the parties; that no prior representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the Premises shall be binding on Landlord unless such representations, warranties, understandings, stipulations, agreements or promises are expressly stated in this Lease or the documents incorporated herein. Exhibits "A" and "B" and "C" and "D" and "E" attached hereto and referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing, signed by both Landlord and Tenant.

EXECUTED as of the day and year first above written.

LANDLORD:

FREMONT FUNDING (TEXAS),
a Delaware corporation

By:  Paragon Group Property Services, Inc.
     as its Agent



     By:/s/ Barry E. Nelson
        -----------------------------------
        Barry E. Nelson,
         Senior Vice President, Development

TENANT:

FUTRONIX CORPORATION,
a Texas corporation



By:/s/ T. M. Hunt
   ----------------------------------------
   Name:        Terry M. Hunt
   Title:       President

                                  EXHIBIT "A"

                      Diagram of "Site Plan" in original

                                  EXHIBIT "B"


          LOT 1, BLOCK 1 TWO VALWOOD PARK BEING A REPLAT OF LOT 6 BLOCK 4 OF VALWOOD PARK, FARMERS BRANCH, TEXAS PHASE TWO .

                                  EXHIBIT "C"

                        BUILDING RULES AND REGULATIONS


     1. Landlord agrees to furnish Tenant two keys without charge. Additional keys will be furnished at a fee. Tenant agrees to deposit a reasonable amount fixed by Landlord from time to time for each key issued by Landlord to Tenant for Tenant's offices, and upon termination of this Lease, Tenant agrees to return all keys to Landlord. Landlord shall refund any amount deposited upon return of all keys .

     2. Tenant shall not alter any lock or install any new or additional locks or any bolts or windows of the Premises, without the prior written consent of Landlord .

     3. No Tenant shall at any time occupy any part of the Premises as sleeping or lodging quarters.

     4. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises, the Building or the Common Area regardless of whether such loss occurs when area is locked against entry or not.

     5. No birds, fowl, or animals shall be brought into or kept in or about the Premises .

     6. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Premises shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

     7. No person shall disturb the other occupants of the Building by the use of any musical instruments, the making of unseemly noises, causing objectionable odors, or other unreasonable use.

     8. Any action or condition not meeting the highest standard of dignity and good taste should be reported directly to Landlord.

     9. Tenant shall refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including, without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

     10. No signs, advertisements or notices shall be allowed in any form on windows or doors inside or outside the Premises or any other part of the Building, and no signs except in uniform location and uniform styles fixed by Landlord shall be permitted on exterior identification pylons, if any, in the public corridors or on corridor doors or entrances to the Premises. All signs shall be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant shall be billed and pay for such service accordingly upon demand.

     11. No draperies, shutters, or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord's written approval. Landlord shall have the right to require installation and continued use of uniform window covering for such windows.

     12. Tenant shall not place, install or operate in the Premises or in any other part of the Building any engine, stove or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any (other than with a microwave oven) other inflammable, explosive or hazardous materials, fluid or substance without the prior written consent of Landlord.

     13. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant's agents, employees or invitees. In the event any of Landlord's employees perform any such services, such employee shall be deemed to be the agent of any such tenant regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from and all liability in connection with any such services and any associated injury or damage to person or property .

     14. None of the entries, sidewalks, vestibules, elevator shafts, passages, doorways or hallways and similar areas shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into such areas, or such areas be used at any time for any purpose except for ingress or egress by Tenant, Tenant's agents, employees or invitees to and from the Premises and for going from one to another part of the Building.

     15. Tenant and Tenant's employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises or parking facilities surrounding the Building.

     16. Landlord shall have the right to prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the Premises or to the Building by placing in or taking out any property of Tenant, or done by Tenant's property while in the Premises or the Building, shall be repaired immediately at the sole expense of Tenant.

                                  EXHIBIT "D"

                                  WORK LETTER

It is agreed that Landlord will complete construction of the initial Premises in accordance with the following terms and provisions:

     1. (a) Landlord and Tenant hereby approve certain contemplated "blue line" plans and specifications (the "Initial Plans") dated 4-12-95 issued under Job Number 9502.28 prepared by CFA Architects in respect of the construction of the tenant improvements to the Premises contemplated to be performed pursuant to this Exhibit "D" (the "Improvements"). The Initial Plans evidence the intentions of Landlord and Tenant with respect to the nature and scope of the Improvements, but are preliminary in nature. Based upon the Initial Plans, Landlord and Tenant anticipate that the total amount of the costs and expenses incurred in respect of designing and constructing the Improvements as contemplated in the Initial Plans (which shall for all purposes hereof be deemed to include any contractor's fee and the cost of supervision and coordination) (the "Construction Costs") will not exceed Seventy-Five Thousand dollars ($75,000.00) (the "Anticipated
                ---------------------           ---------
Sum"). No later than August 1, 1995, Tenant shall submit to Landlord Tenant's
                     --------    --
proposed complete, architectural, electrical and mechanical plans and specifications (the "Preliminary Plans") for the construction of the Improvements. Landlord shall make available to Tenant the services of its architect (the "Architect") to assist Tenant in the preparation of the Preliminary Plans, which shall be subject to Landlord's final approval. Tenant will at all times cooperate with the Architect, furnishing all reasonable information and material concerning Tenant's organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the provisions of the Texas architectural barriers statute, the Americans With Disabilities Act of 1990, and any interpretations or regulations promulgated thereunder and/or amendments thereto, together with any successor statutes or similar enactments or governmental requirements (collectively, the "Disability Acts"), equipment, inventory, etc., necessary for the Architect to efficiently and expeditiously prepare the Preliminary Plans. The Preliminary Plans shall be prepared so as to be consistent with the nature and scope of the work contemplated by the Initial Plans and, to the extent not inconsistent therewith, Landlord's standard specifications for tenant improvements in the Project then in effect. The cost of preparing the Preliminary Plans shall be applied against the Allowance (as hereinafter defined).

          (b) Within five (5) days following the date of Landlord's receipt of the Preliminary Plans, Landlord will advise Tenant of Landlord's approval or disapproval of the Preliminary Plans. If Landlord disapproves any aspect of the Preliminary Plans, Landlord shall so notify Tenant and specify the reasons for such disapproval (including, without limitation, any change in the nature or scope of the work contemplated by the Initial Plans or which Landlord reasonably determines would increase the cost of designing and constructing the Improvements). Landlord shall, to the extent that it is reasonably possible to do so, also specify how any such disapproved item may be made reasonably acceptable to Landlord, and Tenant shall, within five (5) days thereafter, deliver to Landlord revised Preliminary Plans incorporating the revisions required by Landlord. The foregoing process shall be repeated until Landlord and Tenant have approved the Preliminary Plans in writing.

          (c) Tenant shall promptly provide Landlord and the Architect with all information needed to cause the construction of the Improvements to be completed such that Tenant, the Premises and the Improvements (as constructed) will be in compliance with the Disability Acts. Tenant shall be responsible for and shall indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities and expenses (including, without limitation reasonable attorneys' fees and expenses) incurred by or asserted against Landlord by reason of or in connection with any violation of the Disability Acts arising from or out of (i) information or design and space plans or the Initial Plans or the Preliminary Plans furnished to Landlord and/or the Architect by Tenant (or the lack of complete and accurate information so furnished) concerning the Improvements, (ii) Tenant's employer-employee obligations, or (iii) after the Commencement Date, violations by Tenant and/or Tenant's Improvements or the Premises not being in compliance with the Disability Acts as the result of changes in regulations or law or interpretations thereof not in effect on the Commencement Date. Notwithstanding the foregoing, Landlord shall indemnify Tenant that the Improvements shall conform to generally accepted design principles so as to comply with generally applicable ADA requirements. The foregoing indemnities shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the willful misconduct or gross negligence of the indemnified party or the indemnified party's employees, agents or contractors. Without limiting the foregoing, if Landlord constructs the Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of the Disability Acts, Tenant shall be solely liable to correct such violations and to bring the Improvements into compliance with the Disability Acts as promptly as is practicable or otherwise comply with a ruling by an authorized governmental agency or court to comply with the Disability Acts as promptly as possible.

     2. Following the approval in writing by Landlord and Tenant of the Preliminary Plans, which approval shall be a condition precedent to Landlord's obligation to construct the Improvements, Landlord shall construct the Improvements in accordance with the approved Preliminary Plans (such approved Preliminary Plans being hereinafter referred to as the "Plans").

     3. Unless Tenant requests any changes with respect to any aspect of the Initial Plans or the nature or extent of the work contemplated thereby or any changes to the Plans, all costs and expenses incurred in the design and construction of the Improvements to be performed by Landlord pursuant hereto shall be borne by Landlord; provided, however, that if Tenant requests and Landlord agrees to approve or perform any changes then in such event all costs and expenses (including any contractor's fee and supervision and coordination costs) incurred in the design and construction of the changes to be performed by Landlord pursuant hereto shall be borne by Tenant (and are sometimes hereinafter referred to as "Tenant's Costs"). The amount of Tenant's Costs shall be payable as follows:

          (a) Tenant shall pay, within five (5) days from delivery of Landlord's invoice to

Tenant therefor, to Landlord prior to the commencement of construction of the Improvements, an amount equal to one hundred percent (100%) of such Tenant's Costs (as then estimated by Landlord);

          (b) As soon as the final accounting can be prepared and submitted to Tenant, Tenant shall pay to Landlord, within five (5) days from delivery of Landlord's invoice to Tenant therefor, the entire unpaid balance of the actual Tenant's Costs based on the final amount of Tenant's Costs.

The amounts payable hereunder shall constitute rent due pursuant to this Lease at the times specified herein and failure to make any such payments when due shall constitute an event of default under this Lease, entitling Landlord to all of its remedies hereunder as well as all remedies otherwise available to Landlord.

     4. If Tenant requests any changes in the Plans, Tenant shall present Landlord with revised drawings and specifications for Landlord's approval. If Landlord approves such changes, Landlord shall incorporate such changes in the improvements following Landlord's receipt of a change order therefor executed by Tenant and Landlord's receipt of any additional cash advance against the Tenant's Costs required pursuant to this Paragraph 4. Landlord, however, may require, prior to proceeding with any changes, additional cash advances against the Tenant's Costs in the event Landlord determines that Tenant's proposed changes will increase the amount of the Tenant's Costs.

     5. Should Landlord be delayed in substantially completing the work to be performed hereunder as a result of (i) Tenant's failure to submit the Preliminary Plans or revised Preliminary Plans to Landlord as provided in Paragraph 1 hereof or (ii) Tenant's requests for changes in the Plans which delay said work or (iii) the performance of any work contemplated herein by a contractor or agent employed by Tenant (any such contractor or agent being subject to the prior written approval of Landlord) or (iv) any other delay caused by Tenant, its agents or employees (including, without limitation, Tenant's failure to timely pay to Landlord the amount of any estimated Tenant's Costs when due), then Tenant's obligation to pay rent under the Lease shall nevertheless commence on the date specified in Paragraph 1.K. of this Lease and the Commencement Date under this Lease shall not be delayed, unless such delays for which Tenant is responsible are in addition to delays for which Landlord is responsible, in which case the Commencement Date and Rental Commencement Date under this Lease shall, as Tenant's sole and exclusive remedy in respect of any such delay, be extended for a period equal to the number of days by which the period of delays for which Landlord was responsible exceeds period of delays for which Tenant is responsible..

     6. For the purposes of this Work Letter, the term "substantial completion" of the Improvements or of the work of constructing such Improvements shall mean completion of such Improvements in all material respects excepting only minor finish and touch-up work which does not interfere with the occupancy of the Premises by Tenant, as determined by the Architect, whose determination shall be binding upon Landlord and Lessee, and receipt of a final certificate of occupancy issued by the City of Farmers Branch, Texas.

     7. Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise in, and upon, or about the Premise and/or any portion of the Project from any incident arising at any time during the period in which Landlord is engaged in constructing the Improvements or when Tenant or any of its agents are installing signs, fixtures, or any other equipment and/or constructing any improvements in the Premises. Tenant will also indemnify, defend and hold Landlord and its property manager and agents harmless from and against any claim, cost, damage, suit, or liability in respect of any damage or injury to any person arising from any construction activities engaged in by Tenant or any agent or independent contractor thereof (or by any agent or sub-contractor of any such party) other than caused by the gross negligence or willful misconduct of Landlord.

     The tenant improvements contemplated by the initial plans include the following:

          1. Two (2) Rite Hite Corporation; Edge-O-Dock Model 400, hinged lip mechanical, 30,000 lb. capacity, 72" width.

          2.   60 (sixty) duplex receptacles  20 amp., 125v outlets.

          3.   12 (twelve) dedicated duplex receptacles, 20 amp, 125v outlets.

          5.   10 (ten) data outlets, flush mount in wall with pullcord.

          6.   30 (thirty) telephone outlets, flush mount in wall with pullcord.

          7.   1 (one) plugmold 2000 with 12 outlets #206B606. (Paid for by
                 Tenant)

          8. 2 (two) 230V, 3 phase, 60 amp, circuits for cutting machine in warehouse adjacent to dock area with fuses.

          9. 2 (two) 230V, 1 phase, 30 amp., circuits for Belden machine with fuses. (Paid for by Tenant)

          10.  Outside storage fence.

          11.  1 (one) concrete remp from dock to grade.

          12.  1 (one) dishwasher.  (Paid for by Tenant)

          13.  1 (one) Scottsman icemaker.  (Paid for by Tenant)

          14.  Upgrade to 500 amp service.  (Paid for by Tenant)

                                  EXHIBIT "E"

                                RENEWAL OPTION


     A. If no Event of Default has occurred hereunder, Tenant shall have the right to renew the Term of this Lease for one (1) additional period of thirty-six (36) months upon the same terms, conditions and provisions (other than in respect of any rental abatement, tenant finish improvement allowance, or any other form of tenant inducement concession) applicable to the primary term of this Lease (unless otherwise expressly provided herein), except that the Base Rental for such additional term shall be the greater of either:

          (a) the product of (i) the number of rentable square feet then contained in the Premises multiplied by (ii) an amount equal to the then prevailing market base rental rate per rentable square foot per annum charged for comparable space in comparable buildings; or

          (b) the product of (i) the number of square feet of rentable area then contained in the Premises multiplied by (ii) the Base Rental rate in effect with respect to the Premises during the immediately preceding term of this Lease.

     B. Tenant shall exercise its right of renewal by delivering to Landlord written notice ("Tenant's Notice") of Tenant's desire to renew the Term of this Lease as aforesaid that is received by Landlord at least twelve (12) months (but not more than eighteen (18) months) prior to the expiration of the then current Term of this Lease. Within thirty (30) days following delivery of Tenant's Notice, Landlord shall deliver to Tenant a written notice ("Landlord's Notice") specifying the Base Rental rate per rentable square foot per annum for the additional term. Tenant shall have thirty (30) days following delivery of Landlord's Notice to deliver written notice received by Landlord within such thirty (30) day period of Tenant's exercise of its rights to renew the Term hereof. Landlord's determination of the applicable Base Rental rate as set forth in Landlord's Notice shall be binding upon Tenant unless Tenant notifies Landlord in Tenant's notice to Landlord of its exercise of its renewal option delivered in accordance with the immediately preceding sentence. Failure to so notify Landlord within such period or to timely deliver Tenant's Notice shall automatically extinguish Tenant's rights to renew. Tenant shall have no right to renew the Term of this Lease following the expiration of the renewal term(s) detailed herein.

     C. If Tenant exercises its renewal option as required in the immediately preceding Paragraph B. but disputes the amount of the Base Rental, Tenant shall so advise Landlord at the time of Tenant's exercise of its renewal option, and Landlord and Tenant shall each within twenty (20) days thereafter appoint an independent real estate appraiser who is a member of the American Institute of Real Estate Appraisers (or its equivalent should the American Institute of Real Estate Appraisers not then be in existence) to assist in the determination of the Base Rental. Upon appointment, the two appraisers shall be sworn to determine faithfully and fairly the Base Rental and shall, with all possible speed, make the respective determinations in writing and give notice thereof to Landlord and Tenant. If both of the appraisers determine that the then prevailing market base rental rate per rentable square foot for comparable buildings is less than or equal the Base Rental rate in effect with respect to the Premises prior to the commencement of the renewal term, then the Base Rental for the renewal term shall be the Base Rental rate in effect with respect to the Premises prior to the commencement of the renewal term; if the two appraisers agree on a prevailing market base rental rate per square foot of rentable area that is greater than the Base Rental rate per square foot of rentable area in effect with respect to the Premises prior to the commencement of the renewal term, then such rate shall thereupon be binding upon Landlord and Tenant as the Base Rental rate per square foot of rentable area for the renewal term. In any other case, if there is a variance in the market rents determined by the two appraisers, the appraisers, within ten (10) days after both appraisers have made their determinations, shall appoint in writing a third appraiser and give written notice of such appointment to Landlord and Tenant. If the two appraisers shall fail to appoint or agree upon a third appraiser within the ten (10) day period, a third appraiser shall be selected by Landlord and Tenant if they so agree upon such third appraiser within a further period of ten (10) days. If any appraiser shall not be appointed or agreed upon with the time herein provided, either Landlord or Tenant may apply to the appropriate court of Dallas County, Texas, for the appointment of such-appraiser. The third appraiser shall be sworn to determine faithfully and fully, pursuant to the procedures set forth above, the question at issue. The third appraiser's determination of value shall be controlling. The decisions of the appraisers under this paragraph shall be final and binding on Landlord and Tenant and shall be specifically enforceable in a court having jurisdiction.

     (1)  Appointment of Appraisers.  If (i) Landlord or Tenant fails to appoint
          -------------------------
an appraiser within twenty (20) days after its receipt of the notice from the other party hereto setting forth the name of its appraiser, or (ii) a third appraiser is not appointed as provided above, or (iii) any person appointed as an appraiser by or on behalf of either Landlord or Tenant dies, fails to act, resigns or becomes disqualified and the party by or on behalf of whom such appraiser was appointed shall fail to appoint a substitute appraiser within ten
(10) days after being requested to do so by the other party, the appraiser in question shall be appointed by the then judge of the lowest level state court of general jurisdiction for the district in which the Project is located (acting in his nonjudicial capacity or, to the extent he refuses to act in that capacity, in his judicial capacity) upon application of either Landlord or Tenant.

     (2)  Costs of Appraisal.  Each party shall bear and pay the cost of the
          ------------------
appraiser appointed by (or for) it, and the cost of the third appraiser shall be borne and paid equally by Landlord and Tenant. Landlord and Tenant shall be given reasonable advance notice of the time and place of any appraisal proceedings, and both shall have the right to be present, heard and represented by counsel. The appraisers shall not have the power to add to or subtract from or otherwise change the terms and provisions of this Lease, and their determination shall be consistent and in accordance with the terms and provisions of this Lease. The appraisers shall give prompt notice of their decision to Landlord and Tenant.

     (3)  Delay in Determinination of Base Rental.  Landlord and Tenant will use
          ---------------------------------------
reasonable diligence to cause their appointed appraisers to perform in good faith and in a timely manner in order to make the determination of the Base Rental on or before the beginning of the renewal period. In the event such appraisers shall not make such determination prior to the beginning of the renewal period, this Lease shall nevertheless continue in full force and effect until such determination is made by the appraisers, with Tenant continuing to pay the Base Rental then in effect immediately prior to the commencement of the Renewal term. Upon the determination by such appraisers of the Base Rental for the renewal period, the payment of the new Base Rental shall commence on the first day of the month following the date of such determination, and in addition to such monthly installment of Base Rental, Tenant shall pay to Landlord the increase in the Base Rental payable hereunder, if any, and Landlord shall pay to Tenant the decrease, if any, applicable from the beginning of the renewal period to the payment of the first installment at the new Base Rental rate. Landlord and Tenant shall each bear the cost of their respective appraisers and shall share equally the cost of the third appraisers.

     D. Notwithstanding the generality of the foregoing, the rights of Tenant and the obligations of Landlord contained in this Exhibit shall apply solely for the benefit of Tenant and shall not apply in favor of any assignee or sublessee of Tenant.